UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2024

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55546	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 S. 4th Street
Las Vegas, Nevada	89101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 359-4666

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01        Other Events.

On January 16, 2024, CLS Holdings USA, Inc. (the “Company”), made a public announcement in the form of a press release announcing the retirement of a total of $4,340,101 in principal and interest repayment obligations of the Company (the “Press Release”). The Press Release explains that this debt reduction was achieved through the repurchase of $3,875,094 in principal amount of 8% Debentures at a discount of 60% of principal with interest forgiven in the amount f $465,007.  The retirement of these Debentures also resulted in the cancellation of 5,076,371 in warrant rights otherwise available under these Debentures.  The Company financed the retirement of the debt through the issuance of a total of 64,132,145 restricted shares of the Company’s common stock at per share prices of $0.0333, and $0.0345.  The Company posted the Press Release in the “News & Media” section of its website at www.clsholdingsinc.com.

The Company further disclosed its restructuring of its remaining debt obligations totaling approximately $7.2 million, by extending terms of repayment on all of the debt, and with respect to $3,639,343 of that total, extending the repayment of the debt to January 2028, with monthly payments made in the interim.

The Press Release is attached as Exhibit 99.1 to this Current Report.

Item 9.01         Financial Statements and Exhibits.

Exhibits

99.1	Press Release dated January 16, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: January 18, 2024	By:	/s/ Andrew Glashow
Andrew Glashow
Chief Executive Officer and Chairman of the Board of CLS Holdings USA, Inc.